                                                                   Exhibit 10.13
                                                                   -------------

                                    WARRANT

         to Purchase up to an Aggregate of  __________ Ordinary Shares
                           (Subject to Adjustment) of
                              R.T.S. Software Ltd.
                    at the Exercise Price (as defined below)

                VOID AFTER 10:00 a.m. (prevailing Tel Aviv time)

                   on the Termination Date (as defined below)


     THIS IS TO CERTIFY that __________ ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from R.T.S. Software Ltd. (the "Company"), at any time on or after April 11, 2000 (the "Effective Time") and until the Termination Date (as defined below), an aggregate of up to _________ (subject to adjustment) fully paid and nonasseasable Ordinary Shares, nominal value New Israeli Shekel ("NIS") 0.1 per share (the "Ordinary Shares"), of the Company, at a price per share in US dollars or the NIS equivalent thereof, calculated using the formula set forth in Exhibit A attached hereto (the "Exercise Price").

  1  EXERCISE OF WARRANT

     Subject to the provisions hereof, this Warrant may be exercised by the Holder in whole or in part at any time or from time to time following the Effective Time and until the earliest of (i) April 11, 2005, (ii) a consolidation, merger or reorganization involving the Company or a sale of all or substantially all of the assets of the Company, or (iii) sale or transfer of the majority of the issued and outstanding share capital of the Company, other than through an initial public offering ("IPO") of the Company's securities (the "Termination Date"). (The period commencing on the Effective Time and ending on the Termination Date shall be referred to herein as the "Warrant Exercise Period").

     This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company; accompanied by

     1.  a written notice of exercise; and

     2. payment to the Company, for the account of the Company, of the Exercise Price for the number of Ordinary Shares specified in such notice.

     The Exercise Price for the number of Ordinary Shares specified in the notice shall be payable in immediately available funds, at the option of the Holder, in U.S. dollars or the NIS equivalent thereof, based on the Representative Rate of Exchange published by the Bank of Israel known as of the time of payment.

     Upon such presentation and surrender, the Company shall issue promptly to the Holder, the Ordinary Shares to which the Holder is entitled hereunder.

     If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Ordinary Shares purchasable hereunder. Upon receipt by the Company of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Ordinary Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such Ordinary Shares shall not then be actually delivered to the Holder. The Company shall pay any and all expenses, any stamp duty and any other charges that may be payable in connection with the issuance of the Ordinary Shares and the preparation and delivery of share certificates pursuant to this Paragraph 1 in the name of the Holder.

     No fractions of Ordinary Shares shall be issued in connection with the exercise of this Warrant, and the number of Ordinary Shares issued shall be rounded down to the nearest whole number.

     Notwithstanding the foregoing, in lieu of exercising this Warrant as provided above, in whole or in part, the Holder may elect to receive, by the surrender and cancellation of this Warrant or any such portion thereof to the Company, Ordinary Shares equal to the value of the Warrant (or the portion thereof being canceled) by written notice of such election to the Company, at the principal office of the Company, in which event the Company shall issue to the Holder, for no additional consideration, that number of Ordinary Shares computed using the following formula:

                  Y(A - B)
     X    =    --------------
                      A

     X   equals the number of Ordinary Shares to be issued to the Holder;

     Y equals the number of Ordinary Shares which would otherwise have been purchasable under this Warrant (or the portion thereof being canceled);

     B equals the Exercise Price in effect at the time of exercise pursuant to this formula (as may have been or be adjusted pursuant to the terms of this Warrant); and

     A shall equal the "Fair Value" of one share of the Company's Ordinary Shares. Fair Value shall mean in the event that this Warrant is exercised in accordance with the above formula (i) if in connection with an IPO, then the Fair Value shall equal the price (as sold to the public) of one Ordinary Share, or (ii) if in connection with a Merger or Sale, the value of such share(s) as determined for the purposes of the Merger or Sale, or (iii) if other than in connection with an IPO or a Merger or Sale and if a public market exists for the securities then subject to this Warrant and such securities are listed on a U.S. nationally recognized stock exchange or on the Nasdaq National Market, then the Fair Value shall equal the last sale or trading price of such securities as reported on such exchange or market, as applicable; provided, however, that if no public market exists for the securities, then the Fair Value shall be determined in good faith by the Board of Directors of the Company, but if such determination is challenged in good faith by the Holder, then as shall be determined by an independent appraiser mutually satisfactory to the Company and the Holder, which determination shall be binding upon the parties.

2.   RESERVATION OF SHARES: PRESERVATION OF RIGHTS

     The Company hereby agrees that at all times it will maintain and reserve such number of authorized but unissued Ordinary Shares so that this Warrant may be exercised without additional authorization of Ordinary Shares after giving effect to all other options, warrants, convertible securities and other rights to acquire Ordinary Shares of the Company. All Ordinary Shares issuable pursuant to the terms hereof, when issued upon exercise of this Warrant in accordance with the terms hereof shall be duly and validly issued, fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens, encumbrances, equities and claims. The Company further agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

3.   EXCHANGE OR LOSS OF WARRANT

     This Warrant is exchangeable, upon presentation and surrender hereof at the principal office of the Company, only in connection with a partial exercise hereof. The Company shall be under no obligation to issue replacement warrants for the aggregate number of shares covered hereby except as described herein. The term "Warrant" as used herein includes any Warrant or Warrants for which this Warrant may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like terms, tenor and date.

4.   ADJUSTMENT

     The number of Ordinary Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise as provided in this paragraph 4.

     4.1 If, during the term of this Warrant, the Company shall distribute a stock dividend or shares of capital stock pursuant to a reclassification of its Ordinary Shares to the holders of Ordinary Shares (i.e., bonus shares), the number of Ordinary Shares purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares to be purchased under this Warrant by a fraction of which the denominator shall be the number of Ordinary Shares outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of bonus shares, such increase to become effective immediately after the opening of business on the date following such distribution, and upon the happening of such an event the Exercise Price shall be adjusted appropriately.

     4.2 If, during the term of this Warrant, the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the number of Ordinary Shares purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if the outstanding Ordinary Shares shall each be combined into a smaller number of Ordinary Shares, the number of Ordinary Shares purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, and in each such case the Exercise Price shall be adjusted appropriately.

     4.3  Reorganization, Reclassification, Merger, Consolidation or Disposition
          ----------------------------------------------------------------------
          of Assets
          ---------

          (a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets,
               (i) shares of capital stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of capital stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Ordinary Shares of the Company who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of

               Ordinary Shares for which this Warrant is exercisable immediately prior to such event.

          (b) In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Ordinary Shares for which this Warrant is exercisable, which modifications shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.

          (c) The provisions of this subsection 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.4  Other Dilutive Events
          ---------------------

          In case any event shall occur as to which the preceding subsections
          4.1 through 4.3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall, in good faith, determine what adjustments are necessary to preserve the purchase rights of the Holder represented by this Warrant. The Company will notify the Holder of any such adjustments.

5. NOTICE OF CERTAIN EVENTS

   The Holder of this Warrant shall not be entitled to any rights to receive notices of corporate actions as any holder of Ordinary Shares.
   Notwithstanding the foregoing, in case at any time:

     5.1 There shall be any merger of the Company with, or any statutory exchange of the Company's securities with the securities of, or sale of all or substantially all of its assets to, another corporation; or

     5.2 There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, of the date on which such merger, exchange, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such merger, exchange, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question.

6.   NOTICE OF ADJUSTMENTS

     Whenever the number of Ordinary Shares for which this Warrant is exercisable is adjusted as provided in paragraph 4 hereof, the Company shall promptly compute such adjustment and mail to the Holder at the last address provided to the Company in writing a certificate, signed by the principal financial officer of the Company, setting forth the number of Ordinary Shares for which this Warrant is exercisable and the exercise price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the detailed computation thereof and when such adjustment has or will become effective.

7.   RIGHTS OF THE HOLDER

       7.1 Without limiting the foregoing or any remedies available to the Holder, the Holder will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Warrant.

       7.2 This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company whatsoever, except for the rights expressed herein and no dividend or interest shall be payable or accrue in respect of this Warrant.

8.   NOTICE GENERALLY

     Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and shall be deemed to have been validly served, given or delivered (a) when sent after receipt of confirmation or answer back if sent by telex or telecopy or other similar facsimile transmission, (b) two (2) business days after deposit with a reputable international two (2) day courier with all charges prepaid or (c) when delivered if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated, to the Holder, or the holder of the Ordinary Shares at its last known address appearing on the books of the Company maintained for such purpose, and to the Company at:

                    R.T.S. Software Ltd.
                    Science Based Industries Campus
                    P.O. Box 23052
                    Jerusalem 91230, Israel
     or at such other address as may be submitted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

9.   EFFECTIVENESS AND TERMINATION

     This Warrant and the rights conferred hereby shall become effective at the Effective Time and shall terminate on the Termination Date.

10.  LIMITATION ON TRANSFER

     This Warrant shall not be transferable in whole or in part to any third party other than to a permitted transferee pursuant to Section 2.3 of that certain Amended and Restated Shareholders Agreement, dated April 5, 2000, by and among the Holder and certain other shareholders of the Company.

11.  GOVERNING LAW

     This Warrant shall be governed by, and construed in accordance with, the laws of the State of Israel, without giving effect to the rules respecting conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Israel in respect of any dispute or matter arising out of or in connection with this Warrant.


     DATED:  April 11, 2000         R.T.S. Software Ltd.

                         By:   ________________
                         Name: ________________
                         Title:________________

                                   Exhibit A
                                   ---------
                                EXERCISE PRICE
                                --------------
1    Certain  Definitions
     --------------------

     In this Warrant the following terms shall have the meaning ascribed thereto herein:

     "Discount" - shall mean:

     In the event of a Liquidation Event: (i) 30% of the Liquidation Event Price in the event that the Liquidation Event is consummated within four (4) months of the Effective Date, (ii) 40% of the Liquidation Event Price in the event that the Liquidation Event is consummated after four (4) month of the Effective Date but on or before nine (9) months of the Effective Date and (iii) 50% of the Liquidation Event Price in the event that the Liquidation Event is consummated after nine (9) months of the Effective Date;

     In the event of a Qualified Private Placement: (a) 25% of the Qualified Private Placement Price in the event that the Qualified Private Placement is consummated within nine (9) months of the Effective Date, or (b) 40% of the Qualified Private Placement Price in the event that the Qualified Private Placement is consummated after nine (9) months of the Effective Date;

     In the event of an IPO: (i) 30% of the IPO Price in the event that the IPO is consummated within four (4) months of the Effective Date, (ii) 40% of the IPO Price in the event that the IPO is consummated after four (4) month of the Effective Date but on or prior to nine (9) months of the Effective Date and (iii) 50% of the IPO Price in the event that the IPO is consummated after nine (9) months of the Effective Date;

     "Effective Date" shall mean March 20, 2000;

     "IPO" shall mean an initial public offering of the Company's securities yielding to the Company gross proceeds of at least US$20 million;

     "IPO Price" shall mean the actual price per share at which the Company's shares are offered to the public in the IPO;

     "Liquidation Event" shall mean a liquidation, dissolution, merger of the Company with another entity, acquisition of all of the Company's equity shares by another entity or acquisition of all or substantially all of the Company's assets by another entity;

     "Liquidation Event Price" the actual price per share determined in the Liquidation Event for a Series C-2 Preferred Share, par value NIS 0.1;

     Non Qualified Private Placement" shall mean a Private Placement, which doesn't qualify as a Qualified Private Placement;

     "Non Qualified Private Placement Price" shall mean the actual price paid per share in the Non Qualified Private Placement;

     "Private Placement" shall mean a subsequent investment in the Company's Share Capital;

     "Qualified Private Placement" shall mean a Private Placement yielding to the Company gross proceeds of at least US$10 million of which at least US$5 million are invested by third parties who are not shareholders of the Company prior to the date hereof;

     "Qualified Private Placement Price" shall mean the actual price paid per share in the Qualified Private Placement.

  1  The Exercise Price per Ordinary Share shall equal:

     95% of the balance between (i) (a) the IPO Price, if an IPO is consummated prior to a Liquidation Event or a Qualified Private Placement, or (b) the Liquidation Event Price, if a Liquidation Event is consummated prior to an IPO or a Qualified Private Placement, or (c) the Qualified Private Placement Price, if a Qualified Private Placement is consummated prior to an IPO or a Liquidation Event and (ii) the Discount.

  1 Notwithstanding Section 2 of this Exhibit A, in the event that the Company consummates a Non Qualified Private Placement prior to an IPO or a Liquidation Event or a Qualified Private Placement, then the Holder of this Warrant shall have the right to elect that the Exercise Price of this Warrant shall equal 95% of the Non Qualified Private Placement Price. Such election shall be communicated in writing to the Company within 15 business days from the closing of the Non Qualified Private Placement and shall be final and binding upon the Holder.